Exhibit 99.1
For Release on October 27, 2010
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES THIRD QUARTER 2010
FINANCIAL RESULTS
New York, NY — October 27, 2010 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner and operator of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs,” “Boston Sports Clubs,” “Washington Sports Clubs” and “Philadelphia Sports Clubs,” announced its results for the third quarter ended September 30, 2010.
Third Quarter Overview:
•	Revenue decreased 6.1% in Q3 2010 compared to Q3 2009.

•	Comparable club revenue decreased 5.0% in Q3 2010 compared to Q3 2009.

•	Total member count decreased 0.6% compared to June 30, 2010 and 0.2% compared to September 30, 2009.

•	Membership attrition averaged 3.8% per month in Q3 2010 compared to 4.2% per month in Q3 2009.

•	Loss per share was $(0.00) in Q3 2010.
Robert Giardina, Chief Executive Officer of TSI, commented: “We continue to make solid progress on our new initiatives and are beginning to see positive trends in membership. Overall, while our third quarter sales results did not meet our expectations, we were pleased with many aspects of our business, including the ability to manage expenses tightly and exceed our bottom line targets. We are also encouraged by the impact of our updated marketing campaign, the efforts of our expanded base of sales consultants and the positive response we are getting from other traffic generating campaigns. These improvements, which drove new member sign-ups in September, coupled with our lower attrition rate, are positioning us in the fourth quarter to post our first year over year membership increase since the first quarter of 2009.”
Quarter and Year to Date September 30, 2010 Financial Results:
Revenue (in thousands) was comprised of the following:

	Quarter Ended September 30,
	2010		2009
	Revenue	% Revenue	Revenue	% Revenue	% Variance
Membership dues	$89,075	78.8%	$95,400	79.2%	(6.6)%
Initiation fees	1,239	1.0%	3,113	2.6%	(60.2)%

Membership revenue	90,314	79.8%	98,513	81.8%	(8.3)%

Personal training revenue	13,837	12.2%	13,526	11.2%	2.3%
Other Ancillary club revenue	7,819	7.0%	7,243	6.0%	8.0%

Ancillary club revenue	21,656	19.2%	20,769	17.2%	4.3%
Fees and other revenue	1,157	1.0%	1,167	1.0%	(0.9)%

Total revenue	$113,127	100.0%	$120,449	100.0%	(6.1)%

Total revenue for Q3 2010 decreased $7.3 million, or 6.1%, compared to Q3 2009. For Q3 2010, revenues increased $688,000 at the seven clubs opened or acquired subsequent to September 30, 2008 offset by decreases in revenue of 5.7% or $6.6 million at our clubs opened or acquired prior to September 30, 2008 and $1.2 million related to the 11 clubs that were closed subsequent to September 30, 2008.
Revenue at clubs operated for over 12 months (“comparable club revenue”) decreased 5.0% in Q3 2010 compared to Q3 2009.

Operating expenses:

	Quarter Ended September 30,
	2010	2009	Expense %
	Expense % of Revenue		Variance
Payroll and related	39.3%	39.4%	(6.5)%
Club operating	39.3%	37.9%	(2.5)%
General and administrative	6.2%	6.7%	(13.0)%
Depreciation and amortization	11.6%	11.9%	(8.4)%
Impairment of fixed assets	—%	2.9%	NA %

Operating expenses	96.4%	98.8%	(8.4)%

Total operating expenses decreased 8.4% for Q3 2010 compared to Q3 2009. Operating expenses were impacted by a 3.3% decrease in the total months of clubs in operation. Operating margin was 3.6% for Q3 2010 compared to 1.2% for Q3 2009.
     Payroll and related. The decreases in payroll and related expenses in Q3 2010 compared to Q3 2009 were principally related to the effects from the decrease in total club months of operation and payroll expense related to membership consultants. The amount of membership consultant payroll deferred over the past two years has been declining with our decline in initiation fees collected. Our payroll costs that we defer are limited to the amount of these fees.
     Club operating. In addition to the decrease in total months of club operation in Q3 2010, operating expenses related to marketing costs decreased due to our efforts in 2010 to spend more productively in this area and adjusting our focus toward media advertising.
     General and administrative. Decreases in Q3 2010 general and administrative expenses compared to Q3 2009 were principally attributable to our cost reduction efforts within various general and administrative expense accounts including reductions in information and communication costs.
     Depreciation and amortization. Depreciation and amortization decreased in Q3 2010 due to the closing of five clubs subsequent to September 30, 2009, the accelerated depreciation related to clubs closed prior to lease expiration dates in Q3 2009 and the effect of the fixed asset impairment write-offs in the year ended December 31, 2009 and the first half of 2010.
     Impairment of fixed assets. In Q3 2009, we recorded fixed asset impairment charges of $3.5 million, representing the write-off of fixed assets at two underperforming clubs. There were no fixed asset impairment charges in Q3 2010.
Net Loss for Q3 2010 was $18,000 compared to net loss of $1.5 million for Q3 2009.
For the nine months ended September 30, 2010, total revenue decreased $22.7 million or 6.1% compared to the same period in 2009 and operating margin was 2.7% compared to 4.2% for the nine months ended September 30, 2009. For the nine months ended September 30, 2010, we recorded fixed asset impairment charges of $3.3 million compared to $4.6 million in the same period in 2009. Net loss was $1.6 million compared to net income of $1.7 million for the nine months ended September 30, 2009.
Cash flow from operating activities for the nine months ended September 30, 2010 totaled $38.0 million, a decrease of $20.7 million from the nine months ended September 30, 2009, which was primarily related to the decrease in earnings, a $4.6 million decrease in landlord contributions to tenant improvements and increases in cash paid for interest and cash paid for taxes, net of refunds of $6.5 million and $11.0 million, respectively.

Fourth Quarter 2010 Business Outlook:
We are limiting our guidance to the fourth quarter of 2010. Based on the current business environment, recent performance and current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, our outlook for the fourth quarter of 2010 includes the following:
•	Revenue for Q4 2010 is expected to be between $110.0 million and $111.0 million versus $114.3 million for Q4 2009. As percentages of revenue, we expect Q4 2010 payroll and related expenses to approximate 39.5%, club operating expenses to approximate 38.0% and general and administrative expenses to approximate 7.0%.

•	We expect a net loss for Q4 2010 of between $0 and $500,000, and loss per share to be in the range of ($0.00) per share to ($0.02) per share, assuming a 67% effective tax rate and 22.6 million weighted average fully diluted shares outstanding.
Investing Activities Outlook:
For the year ending December 31, 2010, we currently plan to invest $23.0 million to $25.0 million in capital expenditures, of which $10.0 million had been invested during the nine months ended September 30, 2010. This is down from $49.3 million of capital expenditures in 2009. We expect that the 2010 amount will include approximately $17.0 million to continue to upgrade existing clubs and $4.4 million principally related to major renovations at clubs with recent lease renewals and upgrading our in-club entertainment system network. We also expect to invest $650,000 to enhance our management information systems. The remainder of our 2010 capital expenditures will be committed to building or expanding clubs.
For the year ending December 31, 2011, we currently plan to invest between $32.0 million and $35.0 million in capital expenditures. This amount includes $7.0 million to $8.0 million related to the two planned club openings in the second half of 2011.
Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements under the captions “Fourth Quarter 2010 Business Outlook” and “Investing Activities Outlook”, other statements regarding future financial results and performance and potential sales revenue and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 160 fitness clubs as of September 30, 2010, comprising 108 New York Sports Clubs, 25 Boston Sports Clubs, 18 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 493,000 members. For more information on TSI, visit http://www.mysportsclubs.com.

The Company will hold a conference call on Wednesday, October 27, 2010 at 4:30 PM (Eastern) to discuss the third quarter results. Robert Giardina, Chief Executive Officer, and Dan Gallagher, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Web site beginning October 28, 2010.
From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alert” section at http://www.mysportsclubs.com.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
Integrated Corporate Relations, Joseph Teklits
(203) 682-8390
joseph.teklits@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2010 and December 31, 2009
(All figures in thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$37,845	$10,758
Accounts receivable, net	7,415	4,295
Inventory	345	224
Prepaid corporate income taxes	12,553	1,274
Prepaid expenses and other current assets	8,638	10,264

Total current assets	66,796	26,815
Fixed assets, net	307,581	340,277
Goodwill	32,737	32,636
Intangible assets, net	61	149
Deferred tax assets, net	45,048	50,581
Deferred membership costs	5,359	6,079
Other assets	9,812	10,929

Total assets	$467,394	$467,466

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$1,850	1,850
Accounts payable	6,464	6,011
Accrued expenses	27,323	23,656
Accrued interest	2,762	6,573
Deferred revenue	40,099	35,346

Total current liabilities	78,498	73,436
Long-term debt	315,125	316,513
Deferred lease liabilities	68,325	71,438
Deferred revenue	3,091	1,488
Other liabilities	11,076	12,824

Total liabilities	476,115	475,699
Stockholders’ deficit:
Common stock	23	23
Paid-in capital	(21,877)	(22,572)

Accumulated other comprehensive income (currency translation adjustment)	1,709	1,327
Retained earnings	11,424	12,989

Total stockholders’ deficit	(8,721)	(8,233)

Total liabilities and stockholders’ deficit	$467,394	$467,466

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the quarters and nine months ended September 30, 2010 and 2009
(All figures in thousands except share and per share data)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Club operations	$111,970	$119,282	$344,737	$367,370
Fees and other	1,157	1,167	3,585	3,700

	113,127	120,449	348,322	371,070

Operating Expenses:
Payroll and related	44,409	47,487	141,525	146,480
Club operating	44,451	45,589	131,723	137,499
General and administrative	7,049	8,103	22,280	23,938
Depreciation and amortization	13,151	14,353	40,212	42,995
Impairment of fixed assets	—	3,473	3,254	4,604

	109,060	119,005	338,994	355,516

Operating income	4,067	1,444	9,328	15,554
Interest expense	5,305	5,378	15,668	15,944
Interest income	(41)	(1)	(76)	(2)
Equity in the earnings of investees and rental income	(499)	(444)	(1,553)	(1,452)

(Loss) income before benefit for corporate income taxes	(698)	(3,489)	(4,711)	1,064
Benefit for corporate income taxes	(680)	(2,004)	(3,146)	(614)

Net (loss) income	$(18)	$(1,485)	$(1,565)	$1,678

(Loss) earnings per share:
Basic	$(0.00)	$(0.07)	$(0.07)	$0.07
Diluted	$(0.00)	$(0.07)	$(0.07)	$0.07
Weighted average number of shares used in calculating (loss) earnings per share:
Basic	22,646,470	22,565,564	22,625,765	22,770,792
Diluted	22,646,470	22,565,564	22,625,765	22,790,102

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2010 and 2009
(All figures in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net (loss) income	$(1,565)	$1,678
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,212	42,995
Impairment of fixed assets	3,254	4,604
Write-off of deferred financing costs	—	100
Non-cash interest expense on Senior Discount Notes	—	1,203
Amortization of debt issuance costs	759	643
Non-cash rental expense, net of non-cash rental income	(3,518)	(1,686)
Compensation expense incurred in connection with stock options and common stock grants	1,139	1,257
Decrease (increase) in deferred tax asset	5,533	(3,474)
Net change in certain operating assets and liabilities	(7,174)	2,156
Decrease in deferred membership costs	720	4,345
Landlord contributions to tenant improvements	100	4,664
(Decrease) increase in insurance reserves	(1,053)	430
Other	(368)	(133)

Total adjustments	39,604	57,104

Net cash provided by operating activities	38,039	58,782

Cash flows from investing activities:
Capital expenditures	(9,976)	(39,805)

Net cash used in investing activities	(9,976)	(39,805)

Cash flows from financing activities:
Proceeds from borrowings on Revolving Loan Facility	—	82,800
Repayment of borrowings on Revolving Loan Facility	—	(93,000)
Repayment of long term borrowings	(1,388)	(1,388)
Costs related to deferred financing	—	(615)
Repurchase of common stock	—	(5,355)
Proceeds from exercise of stock options	81	36
Tax benefit from stock option exercises	—	21

Net cash used in financing activities	(1,307)	(17,501)

Effect of exchange rate changes on cash	331	146

Net increase in cash and cash equivalents	27,087	1,622
Cash and cash equivalents beginning of period	10,758	10,399

Cash and cash equivalents end of period	37,845	12,021

Summary of the change in certain operating assets and liabilities:
Increase in accounts receivable	(3,120)	(1,618)
(Increase) decrease in inventory	(119)	6
Decrease in prepaid expenses and other current assets	1,386	1,018
Increase in accounts payable, accrued expenses and accrued interest	3,181	651
(Decrease) increase in accrued interest on Senior Discount Notes	(3,807)	2,538
Change in prepaid corporate income taxes and corporate income taxes payable	(11,279)	4,545
Increase (decrease) in deferred revenue	6,584	(4,984)

Net change in certain working capital components	$(7,174)	$2,156